Exhibit 10.1

FIRST AMENDMENT TO SALES CONTRACT

THIS FIRST AMENDMENT TO SALES CONTRACT ( the “Amendment”) is made and entered into as of the 31 day of October, 2011, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as the “Seller”), and ROBERTS PROPERTIES, INC., a Georgia corporation (hereinafter referred to as the “Purchaser”).

W I T N E S S E T H  T H A T:

WHEREAS, Seller and Purchaser entered into that certain Sales Contract dated June 30, 2011 (hereinafter referred to as the “Sales Contract”) with respect to the sale by the Seller to the Purchaser of approximately 10.93 acres of real property located on Northridge Parkway, Fulton County, Georgia; and

WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to amend certain terms and provisions of the Sales Contract only as hereinafter specifically set forth;

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                 The foregoing recital of facts is hereby incorporated herein to the same extent as if hereinafter fully set forth.  All capitalized words and phrases used in this Amendment shall have the meanings ascribed to them in the Sales Contract, unless specified herein to the contrary.

2.                                 The Sales Contract is hereby amended by deleting in its entirety the first sentence of Section VI A of the Sales Contract, and by substituting in lieu thereof the following:

“The consummation of the transaction contemplated herein shall take place at the offices of Holt, Ney, Zatcoff & Wasserman, Atlanta, Georgia commencing at 10:00 A.M. on any business day specified by Purchaser in a notice given to Seller at least three (3) days prior to the specified business day, which business day is on or before December 30, 2011.”

3.                                 This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

4.                                 Except as herein amended, the Sales Contract shall remain in full force and effect and unamended.  This Amendment shall be binding upon Seller and Purchaser and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed and delivered the day and year first above written.

SELLER:

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

By:	Roberts Realty Investors, Inc., a Georgia corporation, its general partner

	By:	/s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer

PURCHASER:

ROBERTS PROPERTIES, INC., a Georgia corporation

By:	/s/ Anthony Shurtz
Anthony Shurtz
Chief Financial Officer